COMPANY CONTACT:
Bob Powers
Vice President Investor Relations
(856) 251-2153

CHECKPOINT SYSTEMS, INC. ANNOUNCES NEW
$125 MILLION REVOLVING CREDIT FACILITY

Thorofare, New Jersey, May 5, 2009 – Checkpoint Systems, Inc. (NYSE: CKP) today announced that it has entered into a new revolving credit facility effective April 30, 2009.

The new revolving credit facility is a $125 million three-year senior secured multi-currency revolving credit facility with a syndicate of seven lenders co-led by Wachovia Bank, National Association and Citizens Bank of Pennsylvania.

Borrowings under the credit agreement bear interest rates of LIBOR plus an applicable margin ranging from 2.50% to 3.75% and/or prime rate plus 1.50% to 2.75%.  The interest rate matrix is based on a leverage ratio of consolidated funded debt to EBITDA, as defined under the revolving credit agreement.

“We view our ability to renew our revolving credit facility in this tight credit market as a positive reflection on the financial strength of Checkpoint,” said Rob van der Merwe, Chairman, President and Chief Executive Officer of Checkpoint Systems, Inc.

Complete details are available in the Form 8-K filed today with the U.S. Securities and Exchange Commission.

Checkpoint Systems, Inc.

Checkpoint Systems, Inc. is a leading manufacturer and provider of end-to-end shrink management, supply chain visibility and labeling solutions to the retail and apparel industry.  Checkpoint’s advanced technologies enable retailers and their suppliers to keep close track of merchandise, prevent loss through shrink or misplacement, and boost sales by having the right goods available when shoppers are ready to buy.  Checkpoint also provides complete apparel labeling solutions.  A global network of service bureaus gives customers a single source for all their labeling needs.  Checkpoint operates in every major geographic market. For more information, visit Checkpoint Systems.

Caution Regarding Forward-Looking Statements
This press release includes information that constitutes forward-looking statements.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” believe,” “seek,” or “will.”  By their nature, forward-looking statements address matters that are subject to risks and uncertainties.  Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include:  our ability to integrate the acquisition of the Alpha S3 business and to achieve our financial and operational goals for Alpha S3; changes in international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; changes in regulations or standards applicable to our products; the ability to implement cost reduction in field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; and additional matters disclosed in our Securities and Exchange Commission filings.  We do not undertake to update our forward-looking statements, except as required by applicable securities laws.